EXHIBIT 10.2

EXECUTION VERSION

AMENDMENT NO. 7

TO MASTER REPURCHASE AGREEMENT

Amendment No. 7, dated as of December 22, 2005 (this “Amendment”), by and among JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (the “Buyer”), ABETTERWAYHOME FINANCE, LLC (“Finance” and a “Seller”) and HOMEBANC FUNDING CORP. (“Funding” and together with Finance, the “Seller”).

RECITALS

The Buyer and the Sellers are parties to that certain Master Repurchase Agreement, dated as of March 8, 2004, Amendment No. 1 and Joinder dated as of June 7, 2004, Amendment No. 2, dated as of June 24, 2004, Amendment No. 3, dated as of July 12, 2004, Amendment No. 4, dated as of October 12, 2004 and Amendment No. 5, dated as of December 27, 2004 and Amendment No. 6, dated as of July 13, 2005 (the “Existing Repurchase Agreement”; as amended by this Amendment, the “Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

The Buyer and the Sellers have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to terminate Finance as a Seller and to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, the Buyer and the Sellers hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Termination of Finance as a Seller. As of the date hereof, Finance shall no longer be a Seller under the Repurchase Agreement. Buyer hereby releases Finance from all of its obligations under the Existing Repurchase Agreement. Funding shall assume those obligations of Finance which by their terms otherwise survive the termination of the Repurchase Agreement and continue to bind Funding. All references to “Seller” under the Repurchase Agreement shall be deemed to exclude Finance.

SECTION 2. Definitions.

2.1 Section 2 of the Existing Repurchase Agreement is hereby amended by adding the following definition in its proper alphabetical order:

“Second Lien Mortgage Loan” shall mean a prime credit, closed-end, second lien Mortgage Loan where the second lien on the related Mortgaged Property is contemplated and incurred simultaneously with the first lien on the related Mortgaged Property with a minimum FICO score of 650.”

2.2 Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definitions of “Asset Value”, “Mortgage” and “Mortgage Loan” and replacing them with the following language:

““Asset Value” shall mean (a) with respect to each Purchased Mortgage Loan, other than a Second Lien Mortgage Loan, (i) prior to the closing date for the Structured Asset Mortgage Investments II, Trust, Mortgage-Backed Pass-Through Certificates, the lesser of (A) 99% multiplied by the Market Value of such Mortgage Loan and (B) the outstanding principal balance of such Mortgage Loan (ii) on or after the closing date for the Structured Asset Mortgage Investments II, Trust, Mortgage-Backed Pass-Through Certificates, the lesser of (A) 99% multiplied by the Market Value of such Mortgage Loan and (B) 99% multiplied by the outstanding principal balance of such Mortgage Loan (b) with respect to each Second Lien Mortgage Loan, the lesser of (i) 95% multiplied by the Market Value of such Mortgage Loan and (ii) the outstanding principal balance of such Mortgage Loan and (c) any other percentage agreed to by Buyer and Seller in the related Confirmation. Without limiting the generality of the foregoing, the Seller acknowledges that the Asset Value of a Purchased Mortgage Loan may be reduced to zero by Buyer if:

(a) such Purchased Mortgage Loan ceases to be an Eligible Mortgage Loan;

(b) the Purchased Mortgage Loan has been released from the possession of the Custodian under the Custodial Agreement (other than Mortgage Loans shipped for sale or securitization under an appropriate Bailee Letter) for a period in excess of 10 calendar days;

(c) the Purchased Mortgage Loan has been subject to a Transaction for a period of greater than 120 days;

(d) such Purchased Mortgage Loan is a Delinquent Mortgage Loan;

(e) such Purchased Mortgage Loan is a High Cost Mortgage Loan;

(f) a First Payment Default occurs with respect to such Purchased Mortgage Loan;

(g) the Buyer has determined that the Purchased Mortgage Loan is not eligible for securitization in a transaction consistent with the prevailing securitization industry;

(h) when such Purchased Mortgage Loan is added to all other Purchased Mortgage Loans, the weighted average FICO score of all Second Lien Mortgage Loans that are Purchased Mortgage Loans is less than 720;

(i) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Alt-A Mortgage Loans that are Purchased Mortgage Loans exceeds $150 million;

(j) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Alt-A Mortgage Loans that have a FICO score of less than 640 exceeds 10% of all Purchased Mortgage Loans that are Alt-A Mortgage Loans;

(k) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the weighted average FICO score of all Alt-A Mortgage Loans is less than 690;

(l) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the weighted average LTV of all Alt-A Mortgage Loans is greater than 80%;

(m) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Alt-A Mortgage Loans that are two-to-four family residential mortgage loans, cash-out refinanced loans and mortgage loans secured by investor properties that are not Full Documentation Mortgage Loans combined exceeds 10% of all Purchased Mortgage Loans that are Alt-A Mortgage Loans; or

(n) when the Purchase Price for such Purchased Mortgage Loans is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Second Lien Mortgage Loans that are Purchased Mortgage Loans exceeds 5% of the Maximum Purchase Price.”

““Mortgage” shall mean each mortgage, assignment of rents, security agreement and fixture filing, or deed of trust, assignment of rents, security agreement and fixture filing, deed to secure debt, assignment of rents, security agreement and fixture filing, or similar instrument creating and evidencing a first lien or second lien on real property and other property and rights incidental thereto.”

““Mortgage Loan” shall mean any first lien or second lien, one-to-four-family residential mortgage loan evidenced by a Mortgage Note and secured by a Mortgage, which Mortgage Loan is subject to a Transaction hereunder, which in no event shall include any mortgage loan which (a) is subject to Section 226.32 of Regulation Z or any similar state law (relating to high interest rate credit/lending transactions), (b) includes any single premium credit life or accident and health insurance or disability insurance, or (c) is a High Cost Mortgage Loan.”

SECTION 3. Schedule 1. The Existing Repurchase Agreement is hereby amended by:

3.1 deleting clauses (i), (n) and (r) of Schedule 1 in their entirety and replacing them with clauses (i), (n) and (r) on Exhibit A hereto.

3.2 adding clause (kkk) to Schedule 1 with clause (kkk) on Exhibit A hereto.

SECTION 4. Conditions Precedent. This Amendment shall become effective on the date hereof (the “Amendment Effective Date”) subject to the satisfaction of the following conditions precedent:

4.1 Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a) this Amendment, executed and delivered by duly authorized officers of the Buyer, Finance and Funding;

(b) Amendment No. 2 to Custodial Agreement, executed and delivered by duly authorized officers of the Buyer, Finance, Funding and Custodian;

(c) Amendment No. 2 to Electronic Tracking Agreement, executed and delivered by duly authorized officers of the Buyer, Finance, Funding, MERS and the Electronic Agent;

(d) Amendment No. 2 to the Account Agreement, executed and delivered by duly authorized officers of the Buyer, Finance, Funding and the Bank;

(e) Amendment No. 2 to the Cash Account Control Agreement, executed and delivered by duly authorized officers of the Buyer, Finance, Funding and the Bank;

(f) Amendment No. 3 to the Purchase, Warranties and Servicing Agreement, executed and delivered by duly authorized officers of the Buyer, the Purchasers, and the Companies;

(g) the termination letter to the Contribution Agreement, executed and delivered by duly authorized officers of Finance and Funding;

(h) Uniform Commercial Code terminations on Form UCC-3 with respect to Finance as debtor; and

(i) such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 5. Representations and Warranties. Finance and Funding each hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Existing Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and each hereby confirms and reaffirms the representations and warranties contained in Section 11 of the Existing Repurchase Agreement.

SECTION 6. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 7. Fees. Funding agrees to pay as and when billed by the Buyer all of the reasonable fees, disbursements and expenses of counsel to the Buyer in connection with the development, preparation and execution of, this Amendment or any other documents prepared in connection herewith and receipt of payment thereof shall be a condition precedent to the Buyer entering into any Transaction pursuant hereto.

SECTION 8. Confidentiality. The parties hereto acknowledge that this Amendment, the Existing Repurchase Agreement, and all drafts thereof, documents relating thereto and transactions contemplated thereby are confidential in nature and the Sellers agree that, unless otherwise directed by a court of competent jurisdiction, they shall limit the distribution of such documents and the discussion of such transactions to such of its officers, employees, attorneys, accountants and agents as is required in order to fulfill its obligations under such documents and with respect to such transactions.

SECTION 9. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 10. Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

SECTION 11. Conflicts. The parties hereto agree that in the event there is any conflict between the terms of this Amendment, and the terms of the Existing Repurchase Agreement, the provisions of this Amendment shall control.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION as Buyer

By:	/s/ Jonathan P. Davis
Name:	Jonathan P. Davis
Title:	Vice President

ABETTERWAYHOME FINANCE, LLC as Seller

By:	/s/ James L. Krakau
Name:	James L. Krakau
Title:	Senior Vice President

HOMEBANC FUNDING CORP., as Seller

By:	/s/ James L. Krakau
Name:	James L. Krakau
Title:	Senior Vice President

EXHIBIT A TO AMENDMENT NO. 7 TO MASTER REPURCHASE AGREEMENT

“(i) Valid First Lien or Second Lien. The Mortgage is a valid, subsisting, enforceable and perfected (a) with respect to each first lien Mortgage Loan, first priority lien and first priority security interest, or (b) with respect to each Second Lien Mortgage Loan, second priority lien and second priority security interest, in each case, on the real property included in the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

(i) the lien of current real property taxes and assessments not yet due and payable;

(ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in Buyer’s title insurance policy delivered to the originator of the Mortgage Loan and (a) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal;

(iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

(iv) with respect to each Mortgage Loan which is a Second Lien Mortgage Loan, a first lien on the Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable (a) with respect to each first lien Mortgage Loan, first priority lien and first priority security interest, or (b) with respect to each Second Lien Mortgage Loan, second priority lien and second priority security interest, in each case, on the property described therein and Seller has full right to pledge and assign the same to Buyer. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;”

“(n) Title Insurance. The Mortgage Loan is covered by either (i) an attorney’s opinion of title and abstract of title, the form and substance of which is acceptable to prudent mortgage lending institutions making mortgage loans in the area wherein the Mortgaged Property is located or (ii) an ALTA lender’s title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Seller, its successors and assigns, as to the first priority lien or second priority lien, as applicable, of the Mortgage, as applicable in the original principal amount of the Mortgage Loan (or to the extent a Mortgage Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), subject only to the exceptions contained in clauses (a), (b) and (c), and in the case of adjustable rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. Seller, its successors and assigns, are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Repurchase Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder or servicer of the related Mortgage, including Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller;”

“(r) Origination. The Mortgage Loan was originated by or in conjunction with a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar banking institution which is supervised and examined by a federal or state authority. Principal payments on the Mortgage Loan commenced no more than 60 days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Interest Rate is adjusted, with respect to adjustable rate Mortgage Loans, on each Interest Rate Adjustment Date to equal the Index plus the Gross Margin (rounded up or down to the nearest .125%), subject to the Mortgage Interest Rate Cap. The Mortgage Note is payable on the first day of each month in equal monthly installments of principal and interest, which installments of interest, with respect to adjustable rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than (i) 30 years from commencement of amortization with respect to Mortgage Loans other than other than Second Lien Mortgage Loans and (ii) 20 years from commencement of amortization with respect to Second Lien Mortgage Loans. The Due Date of the first payment under the Mortgage Note is no more than 60 days from the date of the Mortgage Note;”

“(kkk) Second Lien Balance. No Second Lien Mortgage Loan has an outstanding principal balance in excess of $350,000.